SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Snail, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	88-4146991 (I.R.S. Employer Identification No.)
12049 Jefferson Boulevard Culver City, CA 90230 Tel: +1 (310) 988-0643 (Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:             333-267483

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1: Description of Registrant’s Securities to be Registered

The description under the heading “Description of Capital Stock” relating to the Registrant’s Class A common stock, par value $0.0001 per share (the “Common Stock”), in the prospectus included in the Registrant’s registration statement on Form S-1 (Registration No. 333-267483) originally filed with the Securities and Exchange Commission on September 16, 2022, as thereafter amended (the “Registration Statement”), is incorporated by reference herein. In addition, any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement and includes such description, shall be incorporated by reference herein.

Item 2: Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SNAIL, INC.

By:	/s/ Jim S. Tsai
	Name:	Jim S. Tsai
	Title:	Chief Executive Officer

Date: November 9, 2022